                                                                   Exhibit 11.1


                             NETWORK COMPUTING DEVICES, INC.


                                     EXHIBIT 11.1:
                           Statement Regarding Computation of
                                   Per Share Earnings
                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                       Three Months Ended June 30,     Six Months Ended June 30,
                                       ---------------------------   ----------------------------
                                         1996              1995         1996             1995
                                       ---------------------------   ----------------------------

Primary:
  Weighted average common shares
    outstanding during the period         16,504         15,652         16,382         15,598
     Dilutive effect of stock
       options                                 -          1,351              -          1,199
                                      ----------     ----------     ----------     ----------
                                          16,504         17,003         16,382         16,797
                                      ----------     ----------     ----------     ----------
                                      ----------     ----------     ----------     ----------

  Net income (loss)                      ($6,047)           $85        ($6,307)         $389
                                      ----------     ----------     ----------     ----------
                                      ----------     ----------     ----------     ----------


  Primary income (loss) per share         ($0.37)         $0.00         ($0.38)        $0.02
                                      ----------     ----------     ----------     ----------
                                      ----------     ----------     ----------     ----------




Fully Diluted:
  Weighted average common shares
     outstanding during the period        16,504         15,652         16,382         15,598
  Common share equivalents:
     Dilutive effect of stock options          -          1,351              -          1,199
                                      ----------     ----------     ----------     ----------

        Total                             16,504         17,003         16,382         16,797
                                      ----------     ----------     ----------     ----------
                                      ----------     ----------     ----------     ----------

  Net income (loss), adjusted for
     fully diluted calculations          ($6,047)           $85        ($6,307)         $389
                                      ----------     ----------     ----------     ----------
                                      ----------     ----------     ----------     ----------


  Fully diluted income (loss)
     per share                            ($0.37)         $0.00         ($0.38)        $0.02
                                      ----------     ----------     ----------     ----------
                                      ----------     ----------     ----------     ----------

